   As filed with the Securities and Exchange Commission on September 29, 1999
                                                           Registration No.
                                                                          ------
      =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                               DIME BANCORP, INC.
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                               11-3197414
         --------                                               ----------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

589 Fifth Avenue, New York, New York                           10017
- ------------------------------------                           -----
(Address of Principal Executive Offices)                    (Zip Code)

                  DIME BANCORP, INC. 1997 STOCK INCENTIVE PLAN
                  --------------------------------------------
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                   ------------------------------------------
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be         Amount to be           Proposed Maximum              Proposed Maximum           Amount of
Registered                        Registered             Offering Price per            Aggregate Offering         Registration
                                                         Share*                        Price*                     Fee*
- -------------------------------------------------------------------------------------------------------------------------------
common stock, par
value $.01 per share              300,000                   $16.5938                       $4,978,140              $1,383.92
- -------------------------------------------------------------------------------------------------------------------------------

- --------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on September 22, 1999, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1997 Stock Incentive Plan.

          Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also covers the shares of Common Stock previously registered under Registration Statement Nos. 333-48127 and 333-64509

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

               (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

               (ii) The Company's Registration Statement on Form S-8 No. 333-48127 as filed with the Commission on March 17, 1998;

               (iii) The Company's Registration Statement on Form S-8 No. 333-64509 as filed with the Commission on September 29, 1999;

               (iv) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

               (v) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

               (vi) The Company's Current Reports on Form 8-K filed with the Commission on January 21, 1999, January 28, 1999, April 15, 1999, April 26, 1999, May 27, 1999, September 15, 1999, September 20, 1999 and September 24, 1999 and Amendment No. 1 to the Company's Current Report on Form 8-K/A filed with the Commission on April 19, 1999.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of September, 1999.

                           DIME BANCORP, INC.
                           (Registrant)

                           By: /s/  Lawrence J. Toal
                              -------------------------------------------------
                              Lawrence J. Toal
                              Chairman, Chief Executive Officer, President
                                and Chief Operating Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of September 29, 1999. In addition, the undersigned hereby constitute and appoint Lawrence J. Toal and James E. Kelly, or either of them acting alone, each with the full power of substitution and resubstitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 relating to the Dime Bancorp, Inc. 1997 Stock Incentive Plan (the "Registration Statement"), and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he or she might or could do in person, and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                      Signature                                                           Title

              /s/ Lawrence J. Toal
- -----------------------------------------------------                   Chief Executive Officer, President, Chief
                  Lawrence J. Toal                                      Operating Officer and Chairman of the Board
                                                                        (Principal Executive Officer)

              /s/ Derrick D. Cephas                                     A Director
- -----------------------------------------------------
                  Derrick D. Cephas

              /s/ Frederick C. Chen                                     A Director
- -----------------------------------------------------
                  Frederick C. Chen

                                                                        A Director
- -----------------------------------------------------
                J. Barclay Collins II

            /s/ Richard W. Dalrymple                                    A Director
- -----------------------------------------------------
                Richard W. Dalrymple

         /s/ James F. Fulton                                      A Director
- -----------------------------------------------------
             James F. Fulton

          /s/ Fred B. Koons                                       A Director
- -----------------------------------------------------
              Fred B. Koons

        /s/ Virginia M. Kopp                                      A Director
- -----------------------------------------------------
            Virginia M. Kopp

       /s/ James M. Large, Jr.                                    A Director
- -----------------------------------------------------
           James M. Large, Jr.

          /s/ John Morning                                        A Director
- -----------------------------------------------------
              John Morning

     /s/ Margaret Osmer-McQuade                                   A Director
- -----------------------------------------------------
         Margaret Osmer-McQuade

     /s/ Sally Hernandez-Pinero                                   A Director
- -----------------------------------------------------
         Sally Hernandez-Pinero

       /s/ Dr. Paul A. Qualben                                    A Director
- -----------------------------------------------------
           Dr. Paul A. Qualben

      /s/ Eugene G. Schulz, Jr.                                   A Director
- -----------------------------------------------------
          Eugene G. Schulz, Jr.

          /s/ Howard Smith                                        A Director
- -----------------------------------------------------
              Howard Smith

       /s/ Dr. Norman R. Smith                                    A Director
- -----------------------------------------------------
           Dr. Norman R. Smith

          /s/ Ira T. Wender                                       A Director
- -----------------------------------------------------
              Ira T. Wender

      /s/ Anthony R. Burriesci                                    Chief Financial Officer (Principal Financial
- -----------------------------------------------------             Officer)
          Anthony R. Burriesci

         /s/ John F. Kennedy
- -----------------------------------------------------
             John F. Kennedy                                      Controller (Principal Accounting Officer)

                                  EXHIBIT INDEX

                                                                                                            Sequentially
                                                                                                             Numbered
Exhibit No.                                                                                                     Page
- -----------                                                                                                  -----------

4.1           Copy of Amendment to the Dime Bancorp, Inc. 1997
              Stock incentive Plan, effective as of September 24, 1999....................................         5

5.1           Opinion of Counsel regarding the Legality of the Common
              Stock Being Registered by the Company.......................................................         6

23.1          Consent of Counsel (included in Exhibit 5.1)................................................         6

23.2          Consent of KPMG LLP.........................................................................         8